Exhibit 99.1

Workday Names Rob Enslin President, Chief Commercial Officer

Longtime SAP Veteran, Former UiPath CEO and Google Cloud President to Lead Workday’s Global Commercial Strategy for the Company’s Next Phase of Growth

PLEASANTON, Calif., Nov. 26, 2024 -- Workday, Inc. (NASDAQ: WDAY), a leading provider of solutions to help organizations manage their people and money, today announced the appointment of Rob Enslin to the newly created role of president, chief commercial officer (CCO). Enslin will be responsible for driving Workday’s revenue growth and leading the company’s global sales, partnership and customer experience efforts.

Enslin brings more than 30 years of experience in the technology industry, most recently serving as CEO of UiPath where he led the company to non-GAAP profitability, advanced the company’s AI strategy, and drove expansion into new markets. Before joining UiPath, Enslin was president of cloud sales at Google Cloud, where he scaled the company’s sales operations and drove significant revenue growth. Enslin’s extensive career also includes 27 years at SAP, culminating in his role as president of the Cloud Business Group and executive board member. In addition to deep enterprise expertise, Enslin brings a strong global perspective, having held roles in South Africa, USA, Germany, and Japan throughout his career.

“Rob is a world-class leader with a track record of building high performing go-to-market teams, a deep understanding of industry and partner ecosystems, and unique global experience, making him the ideal leader to help guide Workday’s next phase of growth,” said Carl Eschenbach, CEO, Workday. “We’re confident that his vision and commitment to providing exceptional customer experiences will unlock even greater potential for Workday and businesses around the world.”

“Joining Workday at this pivotal moment is incredibly exciting,” said Enslin. “Workday’s unparalleled dataset, combined with its commitment to innovation, positions the company to become the definitive AI leader in the ERP market. I’m thrilled to be part of this transformation and shape the future of work.”

Enslin’s appointment will be effective as of December 2, 2024.

About Workday

Workday is a leading enterprise platform that helps organizations manage their most important assets – their people and money. The Workday platform is built with AI at the core to help customers elevate people, supercharge work, and move their business forever forward. Workday is used by more than 10,500 organizations around the world and across industries – from medium-sized businesses to more than 60% of the Fortune 500. For more information about Workday, visit workday.com.

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Forward-Looking Statements

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For further information:

Investor Relations: ir@workday.com
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